UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
RULE 14C-101

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c
of the Securities Exchange Act of 1934

Check for appropriate box:

☒ Preliminary Information Statement	☐ Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

Boomerang Systems, Inc.

(Name of Registrant As Specified In Charter)

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	☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share
	2)	Aggregate number of securities to which transaction applies: 142,686,689 shares of Common Stock
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
	4)	Proposed maximum aggregate value of transaction: N/A
	5)	Total Fee paid: N/A
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:
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This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein

Boomerang Systems, Inc.

30B Vreeland Road

Florham Park, New Jersey 07932

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the holders of a majority of outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) executed a written consent (the “Consent”) authorizing and approving (i) an amendment (the “Amendment”) to our Certificate of Incorporation, as amended, to decrease our authorized capital stock from 401,000,000 shares to 201,000,000 shares and our authorized Common stock from 400,000,000 shares to 200,000,000 shares and (ii) our 2012 Stock Incentive Plan (the “2012 Plan”).

Stockholders of record as of January 16, 2013, the date the holders of a majority of our issued and outstanding shares of Common Stock sufficient to approve the Amendment and 2012 Plan signed the Consent, are entitled to notice of the foregoing.

We have asked brokers and other custodians, nominees and fiduciaries to forward the accompanying Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 228(e) of the DGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/ Christopher Mulvihill
President

[●], 2013

Boomerang Systems, Inc.

30B Vreeland Road

Florham Park, NJ  07932

INFORMATION STATEMENT

Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder

We are not asking you for a Proxy and you are requested not to send us a Proxy

INTRODUCTION

This information statement (the “Information Statement”) was mailed on or about [●], 2013 to stockholders of record as of January 16, 2013 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our outstanding shares of Common Stock (the “Required Vote”) executed a written consent dated January 16, 2013 (the “Consent”) authorizing and approving (i) an amendment (the “Amendment”) to our Certificate of Incorporation, as amended, to decrease our authorized capital stock from 401,000,000 shares to 201,000,000 shares and our authorized common stock, par value $0.001 per share (the “Common Stock”) from 400,000,000 to 200,000,000 shares and (ii) our 2012 Stock Incentive Plan (the “2012 Plan”).

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law. The action approved cannot be taken until at least 20 days from the date of mailing this Information Statement.

Our Board of Directors has unanimously approved resolutions to approve the Amendment and the 2012 Plan and holders of a majority of our issued and outstanding shares of Common Stock have signed the Consent.  Accordingly, your approval is not required and is not being sought.

As of January 16, 2013, we had 7,599,694 shares of Common Stock issued and outstanding.  Each share of Common Stock was entitled to one vote by written consent.

Please read this notice carefully. It describes, among other things, certain information concerning the Amendment and 2012 Plan.  The Forms of Amendment and Plan are attached to this Information Statement as Annexes A and B, respectively.

Our principal executive office is located at 30B Vreeland Road, Florham Park, New Jersey 07932.

Important Notice Regarding the Availability of Information Statement for Corporate

Action By Written Consent to be Taken no Earlier

Than on [●], 2013

ACTIONS APPROVED

APPROVAL OF THE AMENDMENT TO EFFECT A DECREASE IN OUR AUTHORIZED CAPITAL STOCK

On September 30, 2012, our Board of Directors approved the Amendment, and recommended its adoption to our stockholders. Upon the effective date, the Amendment will decrease our authorized capital stock from 401,000,000 to 201,000,000 shares, and to correspondingly decrease our authorized shares of Common Stock from 400,000,000 to 200,000,000 shares. On January 16, 2013, our stockholders, by way of the Required Vote, adopted the Amendment to effect the proposed decrease in our authorized capital stock and authorized Common Stock. The full text of the Amendment is attached to this Information Statement as Annex A.

As of January 16, 2013, 7,599,694 shares of our Common Stock were issued and outstanding (excluding treasury shares) and an additional 14,631,004 shares of common stock were reserved for issuance upon the conversion of existing securities. Accordingly, a total of approximately 377,769,300 shares of Common Stock were available for future issuance. The Amendment will not result in a change to the number of outstanding shares of Common Stock and, as a result of the filing of the Amendment with the Secretary of State of the State of Delaware, the number of shares of Common Stock available for future issuance will be reduced to 177,769,300.

The Board of Directors believes that following the effective date of the Amendment, we will continue to have sufficient additional authorized but unissued shares of capital stock available in order to provide flexibility for corporate action in the future. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our Common Stock

Potential Anti-Takeover Effect

Because the effect of the Amendment will be to reduce the proportion of unissued authorized shares to issued shares, the Company does not believe that the Amendment will have an anti-takeover effect. The Amendment is not in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the our Board and stockholders.

Dissenters’ Rights

Stockholders of the Company do not have the statutory right to dissent and obtain an appraisal of their shares under the DGCL in connection with the Amendment, and the Company will not independently provide stockholders with any such right.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No officer, director or director nominee of the Company has any substantial interest in the matters acted upon, other than his role as an officer, director or director nominee of the Company. No director of the Company informed the Company that such director opposed any of the action as set forth in this Information Statement.

Effective Date

The corporate action discussed above will be completed by the Company as soon as possible following the 20th calendar day after this Information Statement is first mailed to our stockholders.

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APPROVAL OF THE COMPANY’S 2012 STOCK INCENTIVE PLAN

On September 30, 2012, our Board approved the 2012 Plan and recommended its adoption to our stockholders. On January 16, 2013, our stockholders, by way of the Required Consent, adopted the 2012 Plan. The full text of the 2012 Plan is attached to this Information Statement as Annex B.

The Board believes that, to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, employees and other key persons and to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, restricted stock, deferred stock or other stock-based awards, the opportunity to participate in the value and/or appreciation in value of the Company’s Common Stock. Accordingly, the Board believes that the 2012 Plan (a) will provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current employees and adequately attract and reward personnel and others who perform services for the Company, and (c) consequently, will prove beneficial to the Company’s ability to be competitive. The last sale price of the Common Stock on January 24, 2013 was $2.75

Effective Date.

The effective date of the 2012 Plan (the “Effective Date”) will be the 20th calendar day after this Information Statement is first mailed to our stockholders. On or after the Effective Date of the 2012 Plan, options or other stock based awards may be granted under the 2012 Stock Incentive Plan, the timing, amounts and specific terms of which have not been determined at this time.

Awards.

The 2012 Plan provides for the grant of any or all of the following types of awards (collectively, “Awards”): (a) stock options, (b) restricted stock, (c) deferred stock and (d) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the Board of Directors or the Committee (as defined below). Subject to anti-dilution adjustments as provided in the 2012 Plan, (i) the 2012 Plan provides for a total of 2,000,000 shares of Common Stock to be available for distribution pursuant to the 2012 Plan, and subject to the provisions of the immediately preceding paragraph, the maximum number of shares of Stock with respect to which Options, Deferred Stock, Restricted Stock or Other Stock-Based Awards may be granted or measured to any participant under the 2012 Plan during any calendar year or part thereof shall not exceed 2,000,000 shares. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the 2012 Plan shall be 2,000,000 shares. If any outstanding Award is canceled, forfeited, delivered to the Company as payment for the exercise price or surrendered to the Company for tax withholding purposes, shares of Common Stock allocable to such Award may again be available for Awards under the Stock Incentive Plan.

Administration. The 2012 Plan may be administered by the Board of Directors (the “Board”) or a Committee (the “Committee”) consisting of two or more members of the Board of Directors appointed by the Board. Each member of the Committee shall to the extent practicable, be “non-employee directors” for the purpose of Rule 16b-3 under the Exchange Act and, if practicable, shall also qualify as “outside directors” for the purpose of the performance-based compensation exception under Code Section 162(m) except to the extent that the Board determines that such compliance is not necessary or that it is not desirable or that it is not practicable. The Board or the Committee will determine, among other things, the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares subject to each Award and the share price. The Board or the Committee will also determine the term of each Award, the restrictions or limitations thereon, and the manner in which each such Award may be exercised or, if applicable, the extent and circumstances under which Common Stock and other amounts payable with respect to an Award will be deferred. The Board or Committee may delegate some of the functions referred to above to the Company’s Chief Executive Officer, President or Chief Financial Officer. No Award shall be granted pursuant to the 2012 Plan on or after the tenth anniversary of the Effective Date.

Eligibility and Participation. Officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the 2012 Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under the Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary are eligible to be granted Options or other Awards under the 2012 Plan. In addition, Non-Qualified Stock Options and other Awards may be granted under the 2012 Plan to any person, including, but not limited to, directors, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company. Eligibility under the 2012 Plan shall be determined by the Board or the Committee, as the case may be.

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A participant’s right, if any, to continue to serve the Company as a director, executive officer, other key employee, or otherwise, will not be enlarged or otherwise affected by his or her designation as a participant under the 2012 Plan. Participants may receive one or more Awards under the 2012 Plan.

Forms of Awards.

Stock Options. The 2012 Plan provides for the grant of Incentive Stock Options and Non-Qualified Stock Options. The Board or the Committee, as the case may be, shall determine those persons to whom Stock Options may be granted.

Incentive Stock Options granted pursuant to the 2012 Plan are nontransferable by the optionee during his lifetime. Options granted pursuant to the 2012 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant (“10% Stockholder”)), and under certain circumstances set forth in the 2012 Plan, may be exercised within three (3) months following termination of employment (one year in the event of death, retirement at normal retirement age or disability of the optionee), unless the term of the option, pursuant to the stock option agreement, expires earlier or unless the Board or Committee determines to shorten or extend the exercise periods. Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board or the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value. The exercise price of a Non-Qualified Stock Option may be less than such fair market value on the date of grant.

Under the 2012 Plan, the Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee’s employer corporation and its “parent” and “subsidiary” corporations, as those terms are defined in Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

The 2012 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to Awards which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Common Stock of the Company may be issued upon the exercise of any option granted under the 2012 Plan until the full option price has been paid by the optionee. The Board of Directors or the Committee may grant individual options under the 2012 Plan with more stringent provisions than those specified in the 2012 Plan.

Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the Board of Directors or the Committee provides. Stock options granted under the 2012 Plan are exercisable until the earlier of (i) a date set by the Board of Directors or Committee at the time of grant or (ii) the close of business on the day before the tenth anniversary of the stock option’s date of grant (the day before the fifth anniversary in the case of an Incentive Stock Option granted to a 10% Stockholder). The 2012 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted on or after the tenth anniversary of the Effective Date.

Restricted and Deferred Stock Awards. Under the 2012 Plan, the Board or the Committee may grant shares of restricted Common Stock either alone or in tandem with other Awards. Restricted and Deferred Stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Board or the Committee deems appropriate. Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time. In addition, a participant in the 2012 Plan who has received a Deferred Stock Award may request, under certain conditions, the Board or the Committee to defer the receipt of an Award (or an installment of an Award) for an additional specified period or until the occurrence of a specified event.

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Performance-Based Awards and Performance Goals. Certain Awards made under the 2012 Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Code Section 162(m) and the regulations thereunder) and are exempt from the deduction limitation imposed by Code Section 162(m) (these Awards are referred to as “Performance-Based Awards”). Under Code Section 162(m), the Company’s tax deduction may be limited to the extent total compensation paid to the Chief Executive Officer, or any of the four most highly compensated executive officers (other than the Chief Executive Officer) exceeds $1,000,000 in any one tax year. Among other criteria, Awards only qualify as Performance-Based Awards if at the time of grant the Committee is administrating the 2012 Plan and the Committee is comprised solely of two or more “outside directors” (as this term is used in Code Section 162(m) and the regulations thereunder). In addition, the Company must obtain stockholder approval of material terms of performance goals for such “performance-based compensation.”

By approving the 2012 Plan, stockholders are also approving the material terms of the performance measures set forth in the 2012 Plan that form the basis upon which the Board or the Committee may issue Performance-Based Awards.

Under the 2012 Plan, the Board of the Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; pre-tax income before FAS 123R expense; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; payroll as a percentage of sales; inventory turnover; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company , if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.

All Stock Options and certain Stock Awards, Performance Awards, and Other Awards granted under the 2012 Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Code Section 162(m).

Other Stock Based Awards. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any parent or subsidiary of the Company, may be granted either alone or in tandem with other Awards.

Effect of a Change of Control. Upon a “Change of Control” (as defined in the 2012 Plan) unless a majority of the Board determines otherwise prior to such Change of Control, generally, all outstanding Stock Options which have been outstanding for at least one year shall become exercisable in full, whether or not exercisable at the time and any such option shall remain exercisable in full until it expires pursuant to its terms and all restrictions and deferral limitations contained in any Restricted Stock Award, Deferred Stock Award and Other Stock-Based Award granted under the 2012 Plan shall lapse. All restrictions and deferral limitations with respect to a 409A Deferred Stock Award or with respect to a Participant’s Deferred Restricted Stock Account shall not lapse unless the “Change of Control” qualifies as a “409A Change” (as defined in the 2012 Plan).

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Termination of Employment. The 2012 Plan provides for certain periods after termination of employment during which a participant may exercise a Stock Option if employment is terminated due to death or disability or normal retirement, as defined in the 2012 Plan. A participant whose employment is terminated for any reason, including, without limitation, retirement, death or disability, forfeits all unvested, unexercisable and unearned Awards granted to the participant. Except as set forth above the Board or Committee, as the case may be, shall determine the post employment rights of a participant with respect to an Award that was vested or earned prior to termination. The 2012 Plan’s provisions relating to termination of employment may be modified in the discretion of the Board or Committee.

Term and Amendment. The 2012 Plan will become effective as of the Effective Date and no award will be granted more than ten years after the Effective Date. The Board may at any time, and from time to time, amend any of the provisions of the 2012 Plan, and may at any time suspend or terminate the 2012 Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock if the failure to obtain such approval would adversely affect the compliance of the 2012 Plan with the requirements of Rule 16b-3 or any other applicable law, rule or regulation. The Board or the Committee, as the case may be, may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to certain provisions of the 2012 Plan, no such amendment may be made by the Board or the Committee, as the case may be, which in any material respect impairs the rights of the Participant without the Participant’s consent, except for such amendments which are made to cause the 2012 Plan to qualify for the exemption provided by Rule 16b-3. Moreover, no Stock Option previously granted under the 2012 Plan may be amended to reduce the exercise price of the Stock Option.

Summary of U.S. Federal Income Tax Consequences

The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the 2012 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the 2012 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (referred to as a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an Incentive Stock Option may subject the optionee to the so-called “alternative minimum tax” (referred to as “AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

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An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (referred to as the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered.

For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Stock Options pursuant to the Stock Incentive Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Code Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options.” The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Awards. The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. The Company will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

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Performance Awards. The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.

Company Deduction. Generally, whenever a participant realizes ordinary income under the Stock Incentive Plan, a corresponding deduction is available to the Company provided the Company complies with certain reporting requirements. Under Code Section 162(m), however, the Company will be denied a deduction for certain compensation exceeding $1,000,000 paid to its Chief Executive Officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 16, 2013, information with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to us to be the beneficial owner of more than five percent of our Common Stock as well as the number of shares of Common Stock beneficially owned by all of our Directors, each of our named executive officers, and all our Directors and executive officers as a group. The percentages have been calculated on the basis of treating as outstanding for a particular holder, all shares of our Common Stock outstanding on said date and all shares issuable to such holder in the event of exercise of outstanding options, warrants or conversion of notes held by such holder at said date. As of January 16, 2013, we had 7,559,694 shares of Common Stock outstanding.

Unless otherwise indicated, the address for each of the above is c/o Boomerang Systems, Inc., 30 B Vreeland Road, Florham Park, NJ 07932.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (1)
Mark R. Patterson	2,300,555 (2)	24.1%
Christopher Mulvihill	1,257,818 (3)	14.9%
Stanley J. Checketts	1,017,300 (4)	12.5%
Scott Shepherd	-	-
David Koch	42,728 (5)	*
Joseph R. Bellantoni	37,667 (6)	*
Maureen Cowell	27,534 (7)	*
Anthony P. Miele, III	93,527 (8)	1.2%
Steven Rockefeller, Jr.	60,000 (9)	*
Kevin Cassidy	-	-
All Directors and Executive Officers as a Group (10 persons)	4,837,129	43.3%
Other 5% Stockholders
Gail Mulvihill	3,815,726 (10)	38.8%
Lake Isle Corp.	2,158,097 (11)	23.8%
Burton I. Koffman	1,993,679 (12)	23.3%
Venturetek, LP	1,720,575 (13)	20.6%
HSK Funding, Inc.	1,607,367 (14)	19.2%
Stan Checketts Properties, LLC	767,300 (15)	9.8%
Albert Behler	869,546 (16)	10.6%
J and A Financing Inc	671,322 (17)	8.5%
Sail Energy LLC	482,195 (18)	6.1%
MRP Holdings LLC	451,493 (19)	5.6%
Alexandria Equities, LLC	512,828 (20)	6.4%
James Mulvihill	469,811 (21)	6.0%

* Less than 1%

(1)	This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. Unless otherwise indicated, the tabular information gives effect to the exercise of warrants or options exercisable within 60 days of January 16, 2013, owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

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(2)	Includes 190,000 shares held by Mr. Patterson, 1,410,000 shares issuable upon exercise of warrants held by Mr. Patterson, 10,813 shares held by MRP Holdings LLC (“MRP”), over which Mr. Patterson exercises sole voting and investment control, 170,340 shares issuable upon the conversion of outstanding convertible notes held by MRP, 270,340 shares issuable upon the exercise of warrants held by MRP, 101,780 shares held by Mark R. Patterson Revocable Trust (“Patterson Trust”), over which Mr. Patterson exercises sole voting and investment control, 23,641 shares issuable upon the conversion of outstanding convertible notes held by Patterson Trust and 123,641 shares issuable upon the exercise of warrants held by Patterson Trust. All warrants and notes are exercisable or convertible within 60 days of January 16, 2013.

(3)	Includes 351,764 shares owned directly by Mr. Mulvihill and 20,000 shares owned by Great Delaware & American, Inc. over which Mr. Mulvihill exercises sole voting and investment control. Also includes 343,027 shares issuable upon the conversion of outstanding convertible notes held by Mr. Mulvihill, 200,000 shares issuable on exercise of options and 343,027 shares issuable on exercise of warrants, all of which are exercisable or convertible within 60 days of January 16, 2013.

(4)	Includes 250,000 shares issuable upon exercise of options issued to Mr. Checketts, 381,591 shares held by Stan Checketts Properties, LLC (“SCP”), over which Mr. Checketts exercises sole voting and investment control, 31,578 shares issuable upon the conversion of outstanding convertible notes held by SCP, 77,368 shares issuable upon the exercise of warrants held by SCP, 88,229 shares held by SB&G Properties L.L.C. (“SB&G”), which is owned, in part, by SCP, 52,190 shares issuable upon the conversion of outstanding convertible notes held by SB&G, and 136,344 shares issuable upon the exercise of warrants held by SB&G. All of the options, notes and warrants are exercisable or convertible within 60 days of January 16, 2013.

(5)	Includes 11,765 shares held by Mr. Koch directly and 721 shares held jointly by Mr. Koch and his wife, 15,121 shares issuable upon the conversion of outstanding convertible notes held by Mr. Koch and his wife and 15,121 shares issuable upon exercise of outstanding warrants exercisable within 60 days of January 16, 2013.

(6)	Includes 167 shares held by Mr. Bellantoni’s father as to which Mr. Bellantoni disclaims beneficial ownership. Also includes 37,500 shares issuable on exercise of options exercisable within 60 days of January 16, 2013.

(7)	Includes 27,534 shares issuable on exercise of options exercisable within 60 days of January 16, 2013.

(8)	Includes 73,750 shares owned directly by Mr. Miele and Heather Miele and 19,777 shares issuable upon exercise of warrants received from the August 2008 Post-Maturity warrants held by Mr. Miele and Heather Miele exercisable within 60 days of January 16, 2013.

(9)	This includes 60,000 shares issuable on exercise of warrants exercisable within 60 days of January 16, 2013.

(10)	Includes 760,034 shares held by Mrs. Mulvihill, 15,400 shares issuable upon the exercise of warrants held by Mrs. Mulvihill, 134,637 shares held by Sail Energy LLC (“Sail Energy”), over which Mrs. Mulvihill exercises sole voting and investment control, 173,779 shares issuable upon the conversion of outstanding convertible notes held by Sail Energy, 173,799 shares issuable upon the exercise of warrants held by Sail Energy, 226,954 shares held by Lake Isle Corp. (“Lake Isle”), over which Mrs. Mulvihill exercises sole voting and investment control, 416,529 shares issuable upon the conversion of outstanding convertible notes held by Lake Isle, 566,529 shares issuable upon the exercise of warrants held by Lake Isle, 200,000 shares issuable upon the conversion of outstanding convertible notes held by the Estate of Gene Mulvihill (“Mulvihill Estate”) over which Mrs. Mulvihill is the administrator and individual who exercises shared voting and investment power, 200,000 shares issuable upon the conversion of outstanding warrants held by the Mulvihill Estate, 88,229 shares held by SB&G, which is owned, in part, by Lake Isle, 52,190 shares issuable upon the conversion of outstanding convertible notes held by SB&G, 136,344 shares issuable upon the exercise of warrants held by SB&G, 335,661 shares held by J and A Financing Inc., (“J&A”), which is owned, in part, by Lake Isle, and 335,661 shares issuable upon the exercise of warrants held by J&A, all of which are exercisable or convertible within 60 days of January 16, 2013. The address for J&A, Sail Energy and Lake Isle is 3621 Route 94, 2nd Floor, Hamburg, NJ 07419.

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(11)	Includes 226,954 shares held by Lake Isle, over which Gail Mulvihill exercises sole voting and investment control, 416,529 shares issuable upon the conversion of outstanding convertible notes held by Lake Isle, 566,529 shares issuable upon the exercise of warrants held by Lake Isle, 88,229 shares held by SB&G, which is owned, in part, by Lake Isle, 52,190 shares issuable upon the conversion of outstanding convertible notes held by SB&G, 136,344 shares issuable upon the exercise of warrants held by SB&G, 335,661 shares held by J&A, which is owned, in part, by Lake Isle, and 335,661 shares issuable upon the exercise of warrants held by J&A, all of which are exercisable or convertible within 60 days of January 16, 2013. The address for Lake Isle is 3621 Route 94, 2nd Floor, Hamburg, NJ 07419.

(12)	This information is based in part on a Schedule 13G filed with the Securities and Exchange Commission on November 13, 2009. Includes 6,228 shares owned directly by Mr. Koffman, 31,081 shares issuable upon the conversion of outstanding convertible notes held by Mr. Koffman, 33,581 shares issuable upon exercise of warrants held by Mr. Koffman, 4,592 shares owned by Public Loan Company, 4,176 shares owned by The K-6 Family Limited Partnership, 20,000 shares owned by 300 Plaza Drive Associates, 25,000 shares owned by New Valu, Inc., 139,846 shares owned by IA 545 Madison Assoc., 58,404 shares issuable upon conversion of outstanding convertible notes held by IA 545 Madison Assoc., 63,404 shares issuable upon exercise of warrants held by IA 545 Madison Assoc., 378,657 shares owned by HSK Funding Inc., referred to as HSK, 60,048 shares issuable upon the conversion of outstanding convertible notes held by HSK, 220,577 shares issuable upon exercise of warrants held by HSK, 88,229 shares held by SB&G, which is owned, in part, by HSK, 52,190 shares issuable upon the conversion of outstanding convertible notes held by SB&G, 136,344 shares issuable upon the exercise of warrants held by SB&G, 335,661 shares held by J&A, which is owned, in part, by HSK, and 335,661 shares issuable upon the exercise of warrants held by J&A, all of which are exercisable or convertible within 60 days of January 16, 2013. Mr. Koffman exercises voting and investment control of all securities held by these entities. The address for Mr. Koffman is 300 Plaza Drive, Vestal, NY 13850.

(13)	David Selengut is the natural person who exercises voting and investment control over the shares held by Venturetek, LP (“Venturetek”). Includes 514,860 shares owned directly by Venturetek, 69,140 shares issuable upon the conversion of outstanding convertible notes held by Venturetek, 188,490 shares issuable upon exercise of warrants held by Venturetek, 88,229 shares held by SB&G, which is owned, in part, by Venturetek, 52,190 shares issuable upon the conversion of outstanding convertible notes held by SB&G, 136,344 shares issuable upon the exercise of warrants held by SB&G, 335,661 shares held by J&A, which is owned, in part, by Venturetek, and 335,661 shares issuable upon the exercise of warrants held by J&A, all of which are exercisable or convertible within 60 days of January 16, 2013. The address for Venturetek is c/o Nesher LLC, P.O. Box 339, Lawrence, NY 11559.

(14)	Includes 378,657 shares held by HSK, 60,048 shares issuable upon the conversion of outstanding convertible notes held by HSK, 220,577 shares issuable upon exercise of warrants held by HSK, 88,229 shares held by SB&G, which is owned, in part, by HSK, 52,190 shares issuable upon the conversion of outstanding convertible notes held by SB&G, 136,344 shares issuable upon the exercise of warrants held by SB&G, 335,661 shares held by J&A, which is owned, in part, by HSK, and 335,661 shares issuable upon the exercise of warrants held by J&A, all of which are exercisable or convertible within 60 days of January 16, 2013. The address for HSK is 300 Plaza Drive, Vestal, NY 13850.

(15)	Includes 381,591 shares held by SCP, over which Mr. Checketts exercises sole voting and investment control, 31,578 shares issuable upon the conversion of outstanding convertible notes held by SCP, 77,368 shares issuable upon the exercise of warrants held by SCP, 88,229 shares held by SB&G, which is owned, in part, by SCP, 52,190 shares issuable upon the conversion of outstanding convertible notes held by SB&G, and 136,344 shares issuable upon the exercise of warrants held by SB&G. All of the warrants and notes are exercisable or convertible within 60 days of January 16, 2013. The address for SCP is P.O. Box 55, Providence, UT 84332.

(16)	Includes 219,370 shares owned directly by Mr. Behler, 170,088 shares issuable upon the conversion of outstanding convertible notes and 480,088 shares issuable upon exercise of warrants, all of which are exercisable or convertible within 60 days of January 16, 2013.

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(17)	Includes 335,661 shares held directly by J&A and 335,661 shares issuable upon exercise of warrants exercisable within 60 days of January 16, 2013. The address for J&A is 3621 Route 94, 2nd Floor, Hamburg, NJ 07419.

(18)	Includes 134,637 shares held directly by Sail Energy, 173,779 issuable upon conversion of outstanding convertible notes and 173,779 shares issuable upon exercise of warrants, all exercisable or convertible within 60 days of January 16, 2013. The address for Sail Energy is 3621 Route 94, 2nd Floor, Hamburg, NJ 07419.

(19)	Includes 10,813 shares held directly by MRP, 170,340 shares issuable upon conversion of outstanding convertible notes and 270,340 shares issuable upon exercise of warrants, all of which are exercisable or convertible within 60 days of January 16, 2013.

(20)	Includes 9,602 shares held directly by Alexandria Equities, LLC, 251,613 shares issuable upon conversion of outstanding convertible notes and 251,613 shares issuable upon exercise of warrants, all of which are exercisable or convertible within 60 days of January 16, 2013.

(21)	Includes 50,384 shares held directly by Mr. Mulvihill, 29,686 shares held by Sunset Group PSP (“Sunset Group”), of which Mr. Mulvihill is the Trustee, 60,028 shares issuable upon conversion of outstanding convertible notes held by Sunset Group, 110,028 shares issuable upon exercise of warrants held by Sunset Group, 69,161 shares held by his wife, Heather Mulvihill, 40,162 shares issuable upon conversion of outstanding convertible notes held by Heather Mulvihill and 110,362 shares issuable upon exercise of warrants held by Heather Mulvihill, all of which are exercisable or convertible within 60 days of January 16, 2013.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”).  These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.   Copies of such material may also be obtained from the Commission at prescribed rates.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission.  Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

By Order of the Board of Directors:

/s/  Christopher Mulvihill

  President

 [●], 2013

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ANNEX A

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

OF BOOMERANG SYSTEMS, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

The undersigned, being a duly authorized officer of Boomerang Systems, Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by striking out the introductory sentence to article FOURTH thereof in its entirety and by substituting in lieu thereof of the following new introductory sentence to article FOURTH:

FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue Two Hundred One Million (201,000,000) shares, of which Two Hundred Million (200,000,000) shares, of a par value of $.001 per share, shall be designated “Common Stock”, and One Million (1,000,000) shares, of a par value of $.01 per share, shall be designated “Preferred Stock.”

2. That such amendment has been duly adopted by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that prompt written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Dated: [●], 2013

BOOMERANG SYSTEMS, INC.

By:
Name:
Title:

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